THIS AGREEMENT is dated October 25, 2019.

BETWEEN:

I-Minerals Inc., a body corporate, continued under the laws of Canada, having its head office at Suite 880 – 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the “Company”)

OF THE FIRST PART

AND:

BV Lending, LLC, an Idaho limited liability company, having its head office at Suite 201 – 901 Pier View Drive, Idaho Falls, Idaho, U.S.A. 83402

(hereinafter called “BV”)

OF THE SECOND PART

WHEREAS:

A.	Pursuant to an agreement among the parties dated June l, 2016, as amended by an amending agreement dated October 25, 2017 (hereinafter called the "First Amending Agreement"), as further amended by an amending agreement dated January 19, 2018 (hereinafter called the "Second Amending Agreement"), as further amended by an amending agreement dated March 20, 2018 (hereinafter called the “Third Amending Agreement”), as further amended by an amending agreement dated March 27, 2019 (hereinafter called the “Fourth Amending Agreement”), as further amended by an amending agreement dated June 28, 2019 (hereinafter called the “Fifth Amending Agreement”), with the loan agreement dated June 1, 2016, as amended by the First Amending Agreement, the Second Amending Agreement, the Third Amending Agreement, the Fourth Amending Agreement and the Fifth Amending Agreement hereinafter collectively called the "Loan Agreement", BV agreed to advance certain funds to the Company to advance its Bovill Kaolin Project located in the State of Idaho, U.S.A.;

B.	Pursuant to an agreement among the parties dated September 11, 2018 (hereinafter called the “2018 Loan Agreement”), BV agreed to advance an additional $2,500,000 to the Company to further advance its Bovill Kaolin Project located in the State of Idaho, U.S.A.;

C.	The Loan Agreement and the 2018 Loan Agreement are hereinafter collectively referred to as the “Loan Agreements”;

D.	The parties have agreed to extend the repayment date by which the principal and interest outstanding pursuant to the Loan Agreements is to be made, as provided for herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH  that in consideration of these presents and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereby agree as follows:

1.	Extension for the repayment of the Indebtedness

1.01	Notwithstanding the provisions for the repayment of the cash advances made pursuant to the Loan Agreements, together with all accrued and unpaid interest thereon, as provided for in the Loan Agreements and pursuant to certain related promissory notes issued pursuant to the Loan Agreements, the date for the repayment of all cash advances made pursuant to the Loan Agreements, together with all accrued and unpaid interest thereon is hereby extended until the earlier of:

(a)	June 30, 2020; and

(b)	60 days after a Pre-Feasibility Study in respect of the Bovill Kaolin Project has been prepared in accordance with National Instrument 43-101 and has been duly filed on SEDAR.

2.	Notices

2.01	All notices, payments and other communications given in connection with this Agreement shall be in writing, and the respective addresses of the parties for the service of any notice, payment or other communication shall be as follows:

(a)	if to the Company:

I-Minerals Inc. Suite 880 – 580 Hornby Street Vancouver, British Columbia, Canada V6C 3B6

Attention: Barry Girling, Director Email: wbg@imineralsinc.com

(b)	if to BV:

BV Lending, LLC Suite 201 – 901 Pier View Drive Idaho Falls, Idaho, U.S.A. 83402

Attention: Cortney Liddiard, Chief Executive Officer Email: flyfish@ballventures.com with a copy to:

Thel W. Casper, Esq. General Counsel to Ball Ventures, LLC P. O. Box 51298 Idaho Falls, Idaho, U.S.A. 83402

Email: tcasper@ballventures.com

Any notice, payment or other communication shall be sufficiently given if delivered by email or by hand or by reputable courier service, or, absent postal disruption, if sent by registered mail, postage prepaid, posted within either Canada or the United States of America, to the parties at their respective addresses for service as set forth above. Any notice, payment or other communication shall be deemed to have been given and received on the first business day on which it is presented during normal business hours at the address for service of the addressee. Any party may change its address for service by notice in writing to the other parties.

3.	Time of the Essence

3.01	Time shall be of the essence of this Agreement.

4.	U.S. Dollars

4.01	All references herein to dollar amounts are to lawful currency of the United States of America, unless otherwise specifically provided for herein.

5.	Headings

5.01	The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

6.	Singular and Plural, etc.

6.01	Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

7.	Entire Agreement

7.01	This Agreement constitutes the only agreement among the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Agreement may be amended or modified in any respect by written instrument only.

8.	Severability

8.01	The invalidity or unenforceability of any particular provision of this Agreement shall not effect or limit the validity or enforceability of the remaining provisions of this Agreement.

9.	Governing Law

9.01	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. The parties irrevocably attorn to the jurisdiction of the courts of British Columbia, which will have non-exclusive jurisdiction over any matter arising out of this Agreement.

10.	Dispute Resolution

10.01	If any dispute arises between any of the Parties (the Parties in dispute being the “Participants”) concerning this Agreement or its interpretation or the respective rights, duties or liabilities of the Parties, then a Participant may give to the other Participants notice in writing of the existence of such dispute, specifying its nature and the point at issue and the Participants agree:

(a)	to try to resolve the dispute by participating in a structured negotiation with a mediator under the Commercial Mediation Rules of British Columbia International Commercial Arbitration Centre (“BCICAC”);

(b)	where a dispute is not resolved by mediation within a period of 30 days after the appointment of a mediator or within such further period of time to which the Participants agree, any Participant may refer the dispute to be finally resolved by arbitration under the BCICAC Rules. The appointing authority will be the BCICAC, the case shall be administered by the BCICAC in accordance with its “Procedures for Cases under the BCICAC Rules” and the place of arbitration shall be Vancouver, British Columbia. The appointment by the BCICAC is binding upon all of the Participants;

(c)	the arbitrator will give his decision in writing within three weeks of his being appointed and the decision, both on the dispute and on the costs of the arbitration will be final and binding upon the Participants;

(d)	the arbitrator will have full authority to rule on any question of law in the same manner as any Judge in any Court of the Province of British Columbia and the ruling of the arbitrator on any question of law will be final and binding upon the Participants; and

(e)	the failure of any Participant to abide by the decision of the arbitrator is considered a material breach of this Agreement.

This paragraph shall survive any termination of this Agreement and continues in full force and effect notwithstanding any determination by a court or the Parties that one or more other provisions of this Agreement are invalid, contrary to law or unenforceable.

11.	Successors and Assigns

11.01	The terms and provisions of this Agreement shall be binding upon and enure to the benefit of each of the parties and their respective successors and permitted assigns; provided that this Agreement shall not be assignable by any party without the written consent of each of the other parties hereto.

12.	Further Assurances

12.01	Each of the parties hereto shall do or cause to be done all such acts and things and execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

13.	Effective Date

13.01	This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

14.	Counterparts and Facsimile

14.01	This Agreement may be executed in any number of counterparts by original, facsimile or other form of electronic signature, each of which so executed shall constitute an original and all of which taken together shall form one and the same agreement.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written.

Executed by I-Minerals Inc. in the presence of:
___________________________________________________
Authorized Signatory

Executed by BV Lending, LLC By: Ball Ventures, LLC, an Idaho limited liability company, the Member Per: Cortney Liddiard, CEO

DATED: October 25, 2019

Between: I-Minerals Inc. OF THE FIRST PART And: BV Lending, LLC OF THE SECOND PART

AGREEMENT

Tupper Jonsson & Yeadon 1710 - 1177 West Hastings Street Vancouver, B. C. V6E 2L3

Telephone: (604) 640-6355